UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2011

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 200

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective November 1, 2011, BSQUARE Corporation (the “Company”) entered into amendments to extend the terms of each of its four Microsoft OEM Windows Mobile Distribution Agreements dated effective as of November 1, 2009, as amended (each, a “Distribution Agreement,” and together, the “Distribution Agreements”). The four Distribution Agreements cover the Americas; Europe, Middle East and East Africa (“EMEA”); Japan; and Asia (other than Japan) (together the “Territories”), and each of the Distribution Agreements and amendments thereto was entered into with Microsoft Licensing, GP or, in the case of the Distribution Agreement for EMEA, with Microsoft Ireland Operations Limited (collectively, “MS”). Under the Distribution Agreements, the Company has distribution rights for Microsoft’s Windows Mobile software (the “Licensed Products”) on a non-exclusive basis to original equipment manufacturers (“OEMs”) within the Territories. The Company also has separate agreements with affiliates of Microsoft Corporation for worldwide distribution to OEMs of Microsoft Software Products for Embedded Systems.

The initial term of each of the Distribution Agreements began on November 1, 2009. With the exception of the Distribution Agreement for Asia (other than Japan), the renewal term of each of the Distribution Agreements begins on November 1, 2011 and ends on June 30, 2012. The renewal term for the Distribution Agreement for Asia (other than Japan) begins on November 1, 2011 and expires on January 31, 2012. The renewals do not alter the terms or conditions of the Distribution Agreements other than the expiration dates thereof.

Each OEM is subject to MS’s approval under the terms of the Distribution Agreements and is required to execute an OEM customer license agreement in the form provided by MS and comply with distribution restrictions imposed by MS. The Company is required to provide support to OEMs for the Licensed Products. For each unit of Licensed Product distributed by the Company, the Company pays MS certain royalties set forth in a royalty rate list posted by MS on a monthly basis. The Company may be required to pay additional royalties if it distributes Licensed Products in violation of the terms of the Distribution Agreements. The Distribution Agreements allow for the audit of the Company’s internal records and processes by MS and its representatives.

The Distribution Agreements include a limitation of liability in favor of MS, its suppliers and certain other parties according to which the aggregate liability of those parties to the Company for each Licensed Product will not exceed a specified percentage of the amounts actually paid by the Company to MS for that Licensed Product during the terms of the Distribution Agreements. This limitation does not apply to attorneys’ fees and expenses incurred by MS in connection with certain intellectual property indemnification obligations it has under the Distribution Agreements.

In addition to certain rights of each party to terminate the Distribution Agreements for cause, either party may terminate any of the Distribution Agreements without cause by giving notice a specified number of days in advance.

The foregoing description of the Distribution Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement which is filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: November 1, 2011	By:	/s/ Scott C. Mahan
Scott C. Mahan
Vice President, Finance & Operations and Chief Financial Officer